Exhibit 99.1

SUMMARY RESULTS

Quarterly, Unaudited

			1Q21 Change vs.
($s in millions, except per share and balance sheet data)	1Q21	4Q20	4Q20
			$/bp		%
Income Statement
Net interest income	$508	$522	$(14)		(3)
Noninterest income	298	288	10		3
Total revenue	806	810	(4)		(1)
Noninterest expense	544	508	36		7
Pre-provision net revenue[1]	262	302	(40)		(13)
Provision for credit losses	(45)	1	(46)		NM
Income before income taxes	307	301	6		2
Provision for income taxes	71	56	15		26
Net income	235	245	(10)		(4)
Net income attributable to noncontrolling interest	3	3	—		6
Net income attributable to controlling interest	233	242	(9)		(4)
Preferred stock dividends	8	8	—		5
Net income available to common shareholders	$225	$234	$(9)		(4)

Common stock information
Diluted EPS	$0.40	$0.42	$(0.02)		(5)
Diluted shares	558	557	1		—
Key performance metrics
Net interest margin	2.63%	2.71%	(8	)bp
Efficiency ratio	67.53	62.71	482
Effective income tax rate	23.24	18.70	454
Return on average assets	1.12	1.16	(4)
Return on average common equity (“ROCE")	12.01	12.53	(52)
Noninterest income as a % of total revenue	37.00	35.61	139
Balance Sheet (billions)
Average loans	$58.2	$59.8	$(1.6)		(3)
Average deposits	71.0	69.6	1.3		2
Average assets	85.4	83.8	1.6		2
Average common equity	$7.6	$7.4	$0.1		2
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.70%	1.80%	(10	)bp
Net charge-off ratio	0.06	0.19	(14)
Nonperforming loan and leases ratio	0.67%	0.66%	1	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	9.96%	9.68%	28	bp
Tier 1	11.03	10.74	29
Total Capital	12.83	12.57	26
Tier 1 leverage	8.20%	8.24%	(4	)bp

Numbers may not foot due to rounding.

See footnote disclosures on page 11.

First Quarter 2021 versus Fourth Quarter 2020

Net interest income

Net interest income of $508 million declined $14 million from fourth quarter 2020. Results were driven by the impact of a decrease in average loans, day count and lower short-term rates partially offset by improved funding costs. Net interest margin of 2.63% decreased from 2.71% in the prior quarter, largely driven by a 10 basis point reduction tied to excess cash.

Noninterest income

Noninterest income of $298 million increased $10 million from fourth quarter 2020. Results reflect strength in fixed income and brokerage, trust and insurance partially offset by lower deferred compensation, mortgage banking and title fees and other noninterest income. Fixed income average daily revenue of $1.9 million improved from

1

$1.5 million in fourth quarter 2020 reflecting the impact of continued overall economic factors including elevated liquidity levels and weak loan demand, as well as interest rate volatility.

Noninterest expense

Noninterest expense of $544 million increased $36 million from fourth quarter 2020 largely related to the IBERIABANK Corporation (“IBKC”) merger costs.

Loans and leases

Average loan and lease balances of $58.2 billion decreased $1.6 billion from fourth quarter 2020 reflecting an $893 million decrease in commercial and a $705 million decrease in consumer. Commercial loans trends largely reflected a $972 million decrease in loans to mortgage companies. Period-end loans and leases of $58.6 billion increased $368 million from fourth quarter 2020 largely driven by a $1.0 billion increase in commercial largely tied to PPP loans, offset by a $675 million decrease in consumer.

Deposits

Average deposits of $71.0 billion increased $1.3 billion from fourth quarter 2020 driven by a $1.2 billion increase in noninterest-bearing deposits largely reflecting the impact of stimulus checks and balance increases tied to PPP loans. Period-end deposits of $73.2 billion at March 31, 2021, increased $3.2 billion from $70.0 billion at December 31, 2020 driven by growth in noninterest-bearing deposits. Interest-bearing deposit costs of 20 basis points improved 6 basis points linked quarter, reflecting continued pricing discipline.

Asset quality

Provision for credit losses benefit of $45 million compared to expense of $1 million in fourth quarter 2020, largely reflecting continued improvement in the overall macroeconomic outlook and a reduction in consumer loans.

Net charge-offs of $8 million, or 6 basis points, improved from $29 million, or 19 basis points, in fourth quarter 2020 reflecting continued improvement in overall asset quality.

Nonperforming loans of $394 million increased $7 million from fourth quarter 2020 driven by an increase in commercial real estate. First quarter 2021 allowance to nonperforming coverage ratio of 232% compared with 249% in fourth quarter 2020. First quarter 2021 nonperforming loans to loans ratio of 67 basis points compared with 66 basis points at fourth quarter 2020.

The allowance for credit losses to loans ratio decreased to 1.70% from 1.80% in fourth quarter 2020 reflecting an overall improvement in the macroeconomic environment and asset quality.

Capital

CET1 ratio of 10.0% in first quarter 2021 improved from 9.7% in fourth quarter 2020. The improvement was driven by growth in retained earnings and a reduction in risk-weighted assets tied to lower loan balances; the increase was partially offset by capital return through share repurchases and dividends.

On January 27, 2021, the board of directors authorized the company to repurchase up to $500 million of common stock. The board also approved payment of a quarterly cash dividend on its common stock of $0.15 per share. The dividend was paid April 1, 2021. Additionally, the board approved payment of cash dividends on First Horizon’s Series A, Series C, Series D and Series E Preferred Stock.

Returned $143 million in capital to common stockholders during the quarter including $58 million, or 3.6 million shares, of common stock repurchases at a weighted average price of $16.12.

Income taxes

The first quarter 2021 effective tax rate of 23.2% increased from fourth quarter 2020 level of 18.7%.

2

CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

			1Q21 Change vs.
($s in millions, except per share data)	1Q21	4Q20	4Q20
			$	%
Net interest income	$508	$522	$(14)	(3)%
Noninterest income:
Fixed income	126	104	22	21
Mortgage banking and title	53	57	(4)	(7)
Brokerage, trust, and insurance	33	31	2	5
Service charges and fees	53	53	—	—
Card and digital banking fees	17	18	(1)	(7)
Deferred compensation income	3	9	(6)	(65)
Other noninterest income	15	16	(1)	(6)
Total noninterest income	298	288	10	3
Total revenue	806	810	(4)	(1)
Noninterest expense:
Personnel expense:
Salaries and benefits	196	200	(4)	(2)
Incentives and commissions	120	110	10	9
Deferred compensation expense	3	9	(6)	(67)
Total personnel expense	318	319	(1)	—
Occupancy and equipment	76	76	—	—
Outside services	58	59	(1)	(1)
Amortization of intangible assets	14	15	(1)	(5)
Other noninterest expense	78	39	39	100
Total noninterest expense	544	508	36	7
Pre-provision net revenue[1]	262	302	(40)	(13)
Provision for credit losses	(45)	1	(46)	NM
Income before income taxes	307	301	6	2
Provision for income taxes	71	56	15	26
Net income	235	245	(10)	(4)
Net income attributable to noncontrolling interest	3	3	—	6
Net income attributable to controlling interest	233	242	(9)	(4)
Preferred stock dividends	8	8	—	5
Net income available to common shareholders	$225	$234	$(9)	(4)%
Common Share Data
EPS	$0.41	$0.42	$(0.01)	(2)
Basic shares	552	553	(1)	—
Diluted EPS	$0.40	$0.42	$(0.02)	(5)
Diluted shares	558	557	1	—
Effective tax rate	23.2%	18.7%

Numbers may not foot due to rounding. See footnote disclosures on page 11.

3

FINANCIAL RATIOS

Quarterly, Unaudited

			1Q21 change vs.
	1Q21	4Q20	4Q20
FINANCIAL RATIOS			$/bp		%
Net interest margin	2.63%	2.71%	(8	)bp
Return on average assets	1.12%	1.16%	(4)
Return on average common equity (“ROCE”)	12.01%	12.53%	(52)
Noninterest income as a % of total revenue	37.00%	35.61%	139
Efficiency ratio	67.53%	62.71%	482

CAPITAL - PERIOD END
CET1 capital ratio*	9.96%	9.68%	28	bp
Tier 1 capital ratio*	11.03%	10.74%	29	bp
Total capital ratio*	12.83%	12.57%	26	bp
Tier 1 leverage ratio*	8.20%	8.24%	(4	)bp
Risk-weighted assets (“RWA”) (billions)	$62.4	$63.1	$(1)		(1)%
Total equity to total assets	9.49%	9.86%	(37	)bp
Period-end shares outstanding (millions)	552	555	(3)		—
Cash dividends declared per common share	$0.15	$0.15	$—		—
Book value per common share	$13.65	$13.59	$0.06		—

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	80.09%	83.21%	(312	)bp
Loans-to-deposit ratio (average balances)	82.02%	85.90%	(388	)bp
Full-time equivalent associates	8,284	8,466	(182)		(2)%

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	1Q21	4Q20
Total loan yield	3.55%	3.56%
Total deposit cost	0.14%	0.18%
Total funding cost	0.24%	0.28%

*	Current quarter is an estimate.

See footnote disclosures on page 11.

4

CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

			1Q21 change vs.
(In millions)	1Q21	4Q20	4Q20
			$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$33,951	$33,103	$848	3%
Commercial real estate	12,470	12,275	195	2
Total Commercial	46,421	45,379	1,042	2
Consumer real estate	11,053	11,725	(672)	(6)
Credit card and other[2]	1,126	1,128	(2)	—
Total Consumer	12,178	12,853	(675)	(5)
Loans and leases, net of unearned income	58,600	58,232	368	1
Loans held for sale	811	1,022	(211)	(21)
Investment securities	8,361	8,057	304	4
Trading securities	1,076	1,176	(100)	(9)
Interest-bearing deposits with banks	11,635	8,351	3,284	39
Federal funds sold and securities purchased under agreements to resell	520	445	75	17
Total interest earning assets	81,004	77,284	3,720	5
Cash and due from banks	1,169	1,203	(34)	(3)
Goodwill and other intangible assets, net	1,850	1,864	(14)	(1)
Premises and equipment, net	719	759	(40)	(5)
Allowance for loan and lease losses	(914)	(963)	49	5
Other assets	3,685	4,063	(378)	(9)
Total assets	$87,513	$84,209	$3,304	4%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$27,023	$27,324	$(301)	(1)%
Time deposits	4,653	5,070	(418)	(8)
Other interest-bearing deposits	16,444	15,415	1,029	7
Total interest-bearing deposits	48,120	47,810	311	1
Trading liabilities	454	353	101	29
Short-term borrowings	2,203	2,198	4	—
Term borrowings	1,671	1,670	2	—
Total interest-bearing liabilities	52,448	52,030	417	1
Noninterest-bearing deposits	25,046	22,173	2,874	13
Other liabilities	1,712	1,699	12	1
Total liabilities	79,206	75,903	3,303	4
Shareholders' Equity:
Preferred stock	470	470	—	—
Common stock	345	347	(2)	—
Capital surplus	5,036	5,073	(37)	(1)
Retained earnings	2,402	2,261	140	6
Accumulated other comprehensive loss, net	(242)	(140)	(102)	(73)
Combined shareholders' equity	8,012	8,012	—	—
Noncontrolling interest	295	295	—	—
Total shareholders' equity	8,307	8,307	—	—
Total liabilities and shareholders' equity	$87,513	$84,209	$3,304	4%
Memo:
Total Deposits	$73,167	$69,982	$3,184	5%

Numbers may not foot due to rounding. See footnote disclosures on page 11.

5

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")

Quarterly, Unaudited

	As of		1Q21 change vs.
(In millions, except ratio data)	1Q21	4Q20	4Q20
			$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$144	$144	$—	—%
Commercial real estate	67	58	9	15
Consumer real estate	180	182	(2)	(1)
Credit card and other	2	2	—	22
Total nonperforming loans and leases	$394	$386	$7	2%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.42%	0.43%
Commercial real estate	0.54	0.48
Consumer real estate	1.63	1.56
Credit card and other	0.22	0.18
Total nonperforming loans and leases to loans and leases	0.67%	0.66%
Numbers may not foot due to rounding.			`

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING

Quarterly, Unaudited

	As of		1Q21 change vs.
(In millions)	1Q21	4Q20	4Q20
			$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$—	$—	$—	(62)%
Commercial real estate	—	—	—	NM
Consumer real estate	12	15	(3)	(19)
Credit card and other	—	1	—	(37)
Total loans and leases 90 days or more past due and accruing	$13	$16	$(3)	(20)%

Numbers may not foot due to rounding.

6

CONSOLIDATED NET CHARGE-OFFS

Quarterly, Unaudited

	As of		1Q21 change vs.
(In millions, except ratio data)	1Q21	4Q20	4Q20
Charge-off, Recoveries and Related Ratios			$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$15	$35	$(20)	(56)%
Commercial real estate	3	—	3	NM
Consumer real estate	1	1	—	(6)
Credit card and other	3	4	(1)	(16)
Total gross charge-offs	$23	$40	$(17)	(43)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(6)	$(4)	$(2)	(47)%
Commercial real estate	(2)	(1)	—	(43)
Consumer real estate	(6)	(5)	(1)	(25)
Credit card and other	(1)	(1)	—	22
Total gross recoveries	$(15)	$(12)	$(3)	(28)%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$10	$31	$(22)	(69)%
Commercial real estate	2	(1)	2	NM
Consumer real estate	(5)	(4)	(1)	(38)
Credit card and other	2	2	—	(13)
Total net charge-offs	$8	$29	$(21)	(72)%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.12%	0.36%
Commercial real estate	0.06	(0.02)
Consumer real estate	(0.18)	(0.12)
Credit card and other	0.65	0.68
Total loans and leases	0.06%	0.19%
Numbers may not foot due to rounding.
7

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS

Quarterly, Unaudited

	As of		1Q21 Change vs.
(In millions)	1Q21	4Q20	4Q20
Summary of Changes in the Components of the Allowance For Credit Losses			$	%
Allowance for loan and lease losses - beginning	$963	$988	$(25)	(3)%
Charge-offs:
Commercial, financial, and industrial (C&I)	(15)	(35)	20	56
Commercial real estate	(3)	—	(3)	NM
Consumer real estate	(1)	(1)	—	6
Credit card and other	(3)	(4)	1	16
Total charge-offs	(23)	(40)	17	43
Recoveries:
Commercial, financial, and industrial (C&I)	6	4	2	47
Commercial real estate	2	1	—	43
Consumer real estate	6	5	1	25
Credit card and other	1	1	—	(22)
Total Recoveries	15	12	3	28
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)	(1)	(5)	4	81
Commercial real estate	(8)	34	(42)	(124)
Consumer real estate	(26)	(27)	1	5
Credit card and other	(6)	3	(9)	NM
Total provision for loan and lease losses:	(41)	4	(45)	NM
Allowance for loan and lease losses - ending	$914	$963	$(49)	(5)%
Reserve for unfunded commitments - beginning	$85	$89	$(4)	(5)%
Cumulative effect of change in accounting principle	—	—	—	NM
Acquired reserve for unfunded commitments	—	(1)	1	100
Provision for unfunded commitments	(4)	(3)	(1)	(33)
Reserve for unfunded commitments - ending	$81	$85	$(4)	(5)
Total allowance for credit losses- ending	$995	$1,048	$(53)	(5)%

Numbers may not foot due to rounding.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES

Quarterly, Unaudited

		As of
	1Q21	4Q20

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.30%	1.37%
Commercial real estate	1.86%	1.97%
Consumer real estate	2.00%	2.07%
Credit card and other	1.63%	2.34%
Total allowance for loans and lease losses to loans and leases	1.56%	1.65%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	307%	315%
Commercial real estate	345%	415%
Consumer real estate	123%	133%
Credit card and other	749%	1,313%
Total allowance for loans and lease losses to nonperforming loans and leases	232%	249%
8

REGIONAL BANKING

Quarterly, Unaudited

			1Q21 Change vs.
	1Q21	4Q20	4Q20
			$/bp		%
Income Statement (millions)
Net interest income	$426	$430	$(4)		(1)%
Noninterest income	99	105	(6)		(6)
Total revenue	526	535	(9)		(2)
Noninterest expense	272	306	(34)		(11)
Pre-provision net revenue[1]	254	229	25		11
Provision for credit losses	(32)	(2)	(30)		NM
Income before income tax expense	286	231	55		24
Income tax expense	66	53	13		25
Net income	$220	$178	$42		24%

Average Balances (billions)
Total loans and leases	$40.1	$40.6	$(0.5)		(1)%
Interest-earning assets	40.1	40.6	(0.5)		(1)
Total assets	42.4	43.0	(0.6)		(1)
Total deposits	62.0	60.7	1.3		2

Key Metrics
Net interest margin[3]	4.34%	4.24%	10	bp
Efficiency ratio	51.66%	57.26%	(560	)bp
Loans-to-deposits ratio (period-end balances)	62.53%	65.37%	(284	)bp
Loans-to-deposits ratio (average-end balances)	64.60%	66.91%	(231	)bp
Return on average assets (annualized)	2.10%	1.65%	45	bp
Return on allocated equity[4]	24.05%	17.97%	608	bp
Financial center locations	490	492	(2)		—%

Numbers may not add to total due to rounding.

Certain previously reported amounts have been reclassified to agree with current presentation.

See footnote disclosures on page 11.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

9

SPECIALTY BANKING

Quarterly, Unaudited

			1Q21 Change vs.
	1Q21	4Q20	4Q20
			$/bp		%
Income Statement (millions)
Net interest income	$159	$173	$(14)		(8)%
Noninterest income	185	167	18		11
Total revenue	344	340	4		1
Noninterest expense	154	135	19		14
Pre-provision net revenue[1]	190	205	(15)		(7)
Provision for credit losses	(7)	11	(18)		NM
Income before income tax expense	196	194	2		1
Income tax expense	47	47	—		—
Net income	$149	$147	$2		1%

Average Balances (billions)
Total loans and leases	$17.2	$18.2	$(1.0)		(6)%
Interest-earning assets	20.2	21.1	(0.9)		(4)
Total assets	21.5	22.5	(1.0)		(4)
Total deposits	5.4	4.9	0.4		9

Key Metrics
Fixed income product average daily revenue (thousands)	$1,885	$1,505	$380		25%
Net interest margin[3]	3.19%	3.26%	(7	)bp
Efficiency ratio	44.86%	39.71%	515	bp
Loans-to-deposits ratio (period-end balances)	314%	365%	(5,086	)bp
Loans-to-deposits ratio (average-end balances)	320%	370%	(4,944	)bp
Return on average assets (annualized)	2.81%	2.60%	21	bp
Return on allocated equity[4]	33.73%	32.33%	140	bp

Numbers may not add to total due to rounding.

Certain previously reported amounts have been reclassified to agree with current presentation.

See footnote disclosures on page 11.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

10

CORPORATE

Quarterly, Unaudited

			1Q21 Change vs.
	1Q21	4Q20	4Q20
			$	%
Income Statement (millions)
Net interest income/(expense)	$(77)	$(81)	$4	5%
Noninterest income	13	17	(4)	(24)
Total revenues	(64)	(64)	—	—
Noninterest expense	118	67	51	76
Pre-provision net revenue[1]	(182)	(131)	(51)	(39)
Provision for credit losses	(6)	(7)	1	14
Income before income tax expense	(176)	(124)	(52)	(42)
Income tax expense (benefit)	(43)	(44)	1	2
Net income/(loss)	$(133)	$(80)	$(53)	(66)%

Average Balance Sheet (billions)
Interest bearing assets	$18.4	$15.3	$3.2	21%
Total assets	21.5	18.3	3.2	17

Numbers may not add to total due to rounding.

Certain previously reported amounts have been reclassified to agree with current presentation.

See footnote disclosures on page 11.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES

[1]	Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
[2]	Credit card and other includes an insignificant amount of commercial credit card balances.
[3]	Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
[4]	Segment equity is allocated based on an internal allocation methodology.
11

GLOSSARY OF TERMS

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Current Expected Credit Loss (“CECL”): New accounting standard that focuses on estimation of expected losses over the life of the loans which is measured by the difference between amortized cost and the net amount expected to be collected.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Non-Purchased Credit Deteriorated (“Non-PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, do not have a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Purchased Credit Deteriorated (“PCD”) Financial Assets: Acquired individual financial assets (or acquired groups of financial assets with similar risk characteristics) that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer’s assessment.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent.

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

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